Exhibit 10.1

SECOND AMENDMENT TO
 NOTE PURCHASE AGREEMENT AND NOTES
AND PAYOFF AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND NOTES AND PAYOFF AGREEMENT (this “Second Amendment”), dated as of February 16, 2018 (the “Effective Date”), by and among Napo Pharmaceuticals, Inc., a Delaware Corporation (“Napo” or the “Company”) and each party identified on the signature pages hereto as a purchaser of the Notes (as defined below) pursuant to the Note Purchase Agreement (as defined below) (collectively, the “Purchasers” and each, a “Purchaser”).

WITNESSETH:

WHEREAS, the Company and the Purchasers are parties to that certain Note Purchase Agreement dated as of March 1, 2017 (as amended, the “Note Purchase Agreement”), pursuant to which the Company issued (i) $656,250 in aggregate principal amount of Original Issue Discount Exchangeable Promissory Notes to the Purchasers at a purchase price of $525,000 on March 1, 2017 (as amended, collectively, the “Original First Tranche Notes”) and (ii) $656,250 in aggregate principal amount of Original Issue Discount Exchangeable Promissory Notes to the Purchasers at a purchase price of $525,000 on April 27, 2017 (as amended, collectively, the “Original Second Tranche Notes” and, together with the Original First Tranche Notes, the “Original Notes”);

WHEREAS, the Company and the Purchasers are parties to that certain First Amendment to the Note Purchase Agreement and Notes, dated December 29, 2017 (the “First Amendment”), pursuant to which the Original First Tranche Notes were partially repaid and the Original Notes were amended to, among other things, (a) increase the principal amount outstanding under the Original Notes by twelve percent (12%), (b) lower the price at which the Notes are exchangeable for shares of the Company’s common stock (the “Common Stock”) from $0.56 per share to $0.20 per share, and (c) extend the maturity date of the Original Notes;

WHEREAS, as of the date hereof, the unpaid principal balance of the Original First Tranche Notes is $435,949.92, and the accrued, but unpaid interest thereon is $18,063.24;

WHEREAS, as a complete settlement and satisfaction of the Original First Tranche Notes and as consideration for the extension of the maturity of the Original Second Tranche Notes from April 1, 2018 to May 1, 2018 (the “Notes Extension”), the Company has offered, subject to the terms and conditions hereof, to pay in kind all outstanding obligations of Company under the Original First Tranche Notes by causing Jaguar Health, Inc. (“Jaguar”) to issue and deliver to the Purchasers 3,783,444 shares of Common Stock (the “Payoff Shares”); and

WHEREAS, the Purchasers are willing to accept the Company’s offer to pay in kind the obligations of the Company under the Original First Tranche Notes to the Purchasers by delivering the Payoff Shares to the Purchasers as a complete payoff and satisfaction of the

Original First Tranche Notes and as consideration for the Note Extension, upon the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Definitions.  Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Note Purchase Agreement.

2.              Issuance of Payoff Shares.  On the Effective Date, the Company shall cause to be delivered to the Purchasers the Payoff Shares to be allocated as set forth on Exhibit A hereto.

3.              Amendments to the Original Second Tranche Notes.

a.              The Original Second Tranche Notes are hereby amended such that they shall be in the forms attached hereto as Exhibits B-1 and B-2 (such Original Second Tranche Notes as amended, the “Amended Second Tranche Notes”).

b.              The Purchasers shall exchange the Original Second Tranche Notes in consideration for the Amended Second Tranche Notes. Upon the execution of this Second Amendment by the Company and the Purchasers, the Purchasers shall send the Original Second Tranche Notes to the Company’s principal address set forth in Section 7.2 of the Note Purchase Agreement. Promptly upon receipt thereof, the Company shall deliver the Amended Second Tranche Notes to the Purchasers at the addresses set forth on the signature pages of the Note Purchase Agreement.

c.               For the avoidance of doubt, other than the changes identified in Exhibits B-1 and B-2, there are no other changes to the Purchasers rights under this Agreement or the Amended Second Tranche Notes.

4.              Purchasers’ Obligations and Agreements.  The Purchasers agree that, upon receipt of the Payoff Shares that are duly and properly registered for resale under that certain registration statement on Form S-3 (File No. 333-222805):

a.              all obligations and liabilities of Company and its affiliates under the Original First Tranche Notes shall be deemed paid in full and extinguished;

b.              the Purchasers will not have any further rights under the Original First Tranche Notes;

c.               neither Company nor any of its affiliates shall have any further obligation under the Original First Tranche Notes;

d.              the Original First Tranche Notes shall automatically terminate and be of no further force and effect; and

e.               each Purchaser will promptly deliver to the Company its Original First Tranche Note, marked cancelled.

5.              Mutual Release.  In consideration of the agreements set forth herein, the Company and each Purchaser hereby agree as follows:

a.  Release by Company:

i.                  Company does hereby release, acquit and forever discharge each Purchaser and their respective past and present officers, directors, attorneys, affiliates, members, managers, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Company Released Claim” and collectively, the “Company Released Claims”), that Company hereunder has as of the Effective Date or may acquire in any way arising out of, connected with or related to the Original First Tranche Notes.

ii.               Each person signing below on behalf of Company hereunder acknowledges that he or she has read each of the provisions of this Section 5(a). Each such person fully understands that this Section 5(a) has important legal consequences, and each such person realizes that they are releasing any and all Company Released Claims that Company may have. Company hereby acknowledges that each of them has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this Section 5(a).

iii.            Company hereby specifically acknowledges and agrees that: (x) none of the provisions of this Section 5(a) shall be construed as or constitute an admission of any liability on the part of any Purchaser; (y) the provisions of this Section 5(a) shall constitute an absolute bar to any Company Released Claim of any kind, whether any such Company Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (z) any attempt to assert a Company Released Claim barred by the provisions of this Section 5(a) shall subject Company to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

iv.           Company expressly waives any and all rights and benefits conferred upon it by Section 1542 of the Civil Code of the State of California (and any similar or like statute or other law which may be applicable), which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Company expressly agrees and understands that the release given by it pursuant to this provision applies to all unknown, unsuspected and unanticipated Claims which it may have against the Purchasers that it has released. Company understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the California Civil Code (and any similar or like statute or other law which may be applicable) is that even if it should eventually suffer additional damages relating in any way to any dispute, that Company will not be permitted to make any claim for those damages against the Purchasers that it has released pursuant to this Agreement. Furthermore, Company acknowledges that it intends these consequences even as to claims for damages that may now exist as of the date of this Agreement but which are not known to exist, and which, if known would materially affect its decision to execute these releases, regardless of whether their lack of knowledge, or the lack of knowledge of any one of them, is the result of ignorance, oversight, error, negligence, or any other cause.

b. Release by the Purchasers.

i.                  Each Purchaser hereunder, for itself and on behalf of its respective successors and assigns, does hereby release, acquit and forever discharge Company and Jaguar and all of their respective past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Purchaser Released Claim” and collectively, the “Purchaser Released Claims”), that any Purchaser hereunder now has as of the Effective Date or may acquire in any way arising out of, connected with or related to the Original First Tranche Notes.

ii.               Each person signing below on behalf of any Purchaser hereunder acknowledges that he or she has read each of the provisions of this Section 5(b). Each such person fully understands that this Section 5(b) has important legal consequences, and each such person realizes that they are releasing any and all Purchaser Released Claims that any such Purchaser may have. Each Purchaser hereunder hereby acknowledges that it has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this Section 5(b).

iii.            Each Purchaser hereby specifically acknowledges and agrees that: (x) none of the provisions of this Section 5(b) shall be construed as or constitute an admission of any liability on the part of Company; (y) the provisions of this Section 5(b) shall constitute an absolute bar to any Purchaser Released Claim of any kind, whether any such Purchaser Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Purchaser Released Claim barred by the provisions of this Section 5(b) shall subject each Purchaser to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

iv.           Each Purchaser expressly waives any and all rights and benefits conferred upon it by Section 1542 of the Civil Code of the State of California (and any similar or like statute or other law which may be applicable), which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Each Purchaser expressly agrees and understands that the release given by it pursuant to this provision applies to all unknown, unsuspected and unanticipated Claims which it may have against the Company that it has released. Each Purchaser understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the California Civil Code (and any similar or like statute or other law which may be applicable) is that even if it should eventually suffer additional damages relating in any way to any dispute, that no Purchaser will be permitted to make any claim for those damages against the Company that it has released pursuant to this Agreement. Furthermore, each Purchaser acknowledges that it intends these consequences even as to claims for damages that may now exist as of the date of this Agreement but which are not known to exist, and which, if known would materially affect its decision to execute these releases, regardless of whether their lack of knowledge, or the lack of knowledge of any one of them, is the result of ignorance, oversight, error, negligence, or any other cause.

6.              Conditions to Effectiveness.  This Second Amendment shall become effective when executed and delivered by each of the parties hereto.

7.              Ratifications.  Except as expressly modified and superseded by this Second Amendment as set forth in Section 2 hereof, the terms and provisions of the Note Purchase Agreement are ratified and confirmed and shall continue in full force and effect.

8.              Severability.  Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

9.              APPLICABLE LAW.  THIS SECOND AMENDMENT AND ALL OTHER DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

10.       Counterparts.  This Second Amendment may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.  Execution of this Second Amendment via facsimile or other electronic transmission (e.g., .pdf) shall be effective, and signatures received via facsimile or other electronic transmission shall be binding upon the parties hereto and shall be effective as originals.

11.       Headings.  The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the day and year first above written.

COMPANY:

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer

PURCHASERS:

MEF I, LP

By: Magna GP LLC, in its capacity as General Partner

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: Managing Member

Address:

40 Wall Street
58th Floor
New York, New York 10005

RIVERSIDE MERCHANT PARTNERS

By:	/s/ David A. Bocchi
Name: David A. Bocchi
Title: Managing Member

Address:

1581 Franklin Ave.
P.O. Box 149
Garden City, New York 11530

[Signature Page to Third Amendment to Note Purchase Agreement]

Exhibit A

ALLOCATION OF PAYOFF SHARES

Purchaser	Payoff Shares
MEF I, LP	1,891,722 shares
Riverside Merchant Partners LLC	1,891,722 shares

TOTAL	3,783,444 shares